Exhibit 10.44

                    INDEMNIFICATION AGREEMENT


          This Agreement, made and entered into as of the 14th day of January, 1994 ("Agreement"), by and between Capital Associates, Inc., a Delaware corporation (the "Company"), and Gary M. Jacobs ("Director"):

          WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

          WHEREAS, the current impracticability of obtaining adequate insurance on an affordable basis and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

          WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

          WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

          WHEREAS, the Company's Board of Directors has determined that it is in the best interests of the Company to increase the number of members on the Board by electing Director to the Board;

          WHEREAS, Director is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he indemnified as set forth herein;

          WHEREAS, Director previously served as a Director of the Company (referred to herein as Director's "Prior Directorship");

          WHEREAS, Director resigned his Prior Directorship effective as of September 20, 1990;

          WHEREAS, the Company and Director entered into an Indemnification Agreement, dated as of July 31, 1990 (referred to herein as Director's "Prior Indemnification Agreement");

          WHEREAS, the Company's Board of Directors has determined that it is in the best interests of the Company to adopt certain indemnification arrangements in addition to the indemnification provisions in the Company's Articles of Incorporation and By-Laws;

          WHEREAS, the Company's Board of Directors intends that the indemnification rights and benefits afforded to Director hereunder are in addition to, and not in lieu of or in replacement of or in substitution for, the indemnification rights and benefits afforded to Director under his Prior Indemnification Agreement;

          WHEREAS, the Directors of the Company intend that this Agreement is not intended to supersede the Prior Indemnification Agreement and, to the maximum extent possible, this Agreement and the Prior Indemnification Agreement (the "Agreements") are intended to be read consistently with each other;

          WHEREAS, the Directors intend that, if the provisions of this Agreement give Director greater or broader rights than the Prior Indemnification Agreement or the Prior Indemnification Agreement gives Director greater or broader rights than this Agreement, then the Agreements shall not be deemed to be inconsistent or in conflict with each other, and Director shall have the full benefits of the greater or broader provisions; and

          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Director do hereby covenant and agree as set forth below.

          Section 1. Services by Director. Director agrees to serve as a director of the Company. Director may at any time and for any reason resign from such position, and the Company shall have no obligation under this Agreement to continue Director in such position (in each case subject to any other contractual obligation or any obligation imposed by operation of law).

          Section 2. Indemnification - General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, Director (a) as provided in this Agreement, and (b) to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time. The rights of Director provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

          Section 3. Proceedings Other Than Proceedings by or in the Right of the Company. Director shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this
Section 3, Director shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 4. Proceedings by or in the Right of the Company. Subject to the condition set forth below in this Section 4, Director shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Director shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Director shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

          Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Director, is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Director is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Director against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a wholly successful result as to such claim, issue or matter.

          Section 6.  Indemnification for Expenses of a Witness.
Notwithstanding any other provision of this Agreement, to the extent that Director is, by reason of his Corporate Status, a witness in any Proceeding to which Director is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

          Section 7. Advancement of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Director in connection with any Proceeding within ten days after the receipt by the Company of a statement or statements from Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Director and shall include or be preceded or accompanied by an undertaking by or on behalf of Director to repay any Expenses advanced if it shall ultimately be determined that Director is not entitled to be indemnified against such Expenses.

          Section 8. Procedure for Determination of Entitlement to Indemnification.

               (a) To obtain indemnification under this Agreement, Director shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Director and is reasonably necessary to determine whether and to what extent Director is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Director has requested indemnification.

               (b) Upon written request by Director for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to Director's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Director; or (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Director, or (C) if so directed by the Board of Directors, by the stockholders of the Company; and, if it is so determined that Director is entitled to indemnification, payment to Director (or on behalf of Director) shall be made within ten (10) days after such determination. Director shall cooperate with the person, persons or entity making such determination with respect to Director's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Director and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Director in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Director's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Director harmless therefrom.

               (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Director advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Director (unless Director shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Director shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Director or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Director, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 17 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Director of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Director may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Director to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

          Section 9.  Presumptions and Effect of Certain Proceedings.

           (a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Director is entitled to indemnification under this Agreement if Director has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

               (b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Director to indemnification or create a presumption that Director did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Director had reasonable cause to believe that his conduct was unlawful.

          Section 10.  Remedies of Director.

               (a)  In the event that (i) a determination is made pursuant to
Section 8 of this Agreement that Director is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to
Section 5 or 6 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Director is entitled to indemnification, Director shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Director, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Director shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Director first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Director to enforce his rights under Section 5 of this Agreement.

               (b) In the event that a determination shall have been made pursuant to Section 8(b) of this Agreement that Director is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Director shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 10 the Company shall have the burden of proving that Director is not entitled to indemnification or advancement of Expenses, as the case may be.

               (c)  If a determination shall have been made pursuant to
Section 8(b) of this Agreement that Director is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Director of a material fact, or an omission of a material fact necessary to make Director's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

               (d) In the event that Director, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Director shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 17 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Director is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Director in connection with such judicial adjudication or arbitration shall be appropriately prorated.

          Section 11.  Non-Exclusivity; Survival of Rights; Insurance;
Subrogation.

               (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Director may at any time be entitled under applicable law, the Certificate of Incorporation, the By-Laws, any agreement, a vote of stockholders, a resolution of directors, Director's Prior Indemnification Agreement, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Director under this Agreement in respect of any action taken or omitted by such Director in his Corporate Status prior to such amendment, alteration or repeal.

               (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Director shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage maintained for any such director under such policy or policies.

               (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

               (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Director has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

          Section 12. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Director shall have ceased to serve as a director, officer, employee, or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Director served at the request of the Company; or (b) the final termination of any Proceeding then pending in respect of which Director is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Director pursuant to Section 10 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Director and his heirs, executors and administrators.

          Section 13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
(b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

          Section 14. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, Director shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Director, or any claim therein prior to a Change in Control, unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors.

          Section 15. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

          Section 16. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

          Section 17.  Definitions.  For purposes of this Agreement:

               (a) "Change in Control" means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (a)(ii) of this Section 17, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

               (b) "Corporate Status" describes the status of a person who is or was a director of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving as a director at the request of the Company.

               (c) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Director.

               (d)  "Effective Date" means January __, 1994.

               (e) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

               (f) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:
(i) the Company or Director in any matter material to either such party, or
(ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Director in an action to determine Director's rights under this Agreement.

               (g) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one (i) initiated by a Director pursuant to Section 10 of this Agreement to enforce his rights under this Agreement, or (ii) pending on or before the Effective Date.

          Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          Section 19. Notice by Director. Director agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

          Section 20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

               (a)  If to Director, to:


               (b)  If to the Company to:

                    Capital Associates, Inc.
                    7175 W. Jefferson Avenue
                    Suite 3000
                    Lakewood, Colorado  80235

                    with a copy to:

                    John L. Ruppert, Esq.
                    Ballard Spahr Andrews & Ingersoll
                    1225 17th Street, Suite 2300
                    Denver, Colorado  80202

or to such other address as may have been furnished to Director by the Company or to the Company by Director, as the case may be.

          Section 21. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

          Section 22. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              COMPANY

                              CAPITAL ASSOCIATES, INC.

                              By:  /s/Dennis Lacey
                                   -------------------------
                                   Dennis Lacey
                              Title:  CEO


                              DIRECTOR

                              /s/ Gary M. Jacobs
                              ------------------------------